                               FIRST AMENDMENT TO
                            INVESTOR RIGHTS AGREEMENT

         THIS FIRST AMENDMENT is entered into as of the 31st day of December 1999 (this "AMENDMENT"), by and among SIMULA, INC., an Arizona corporation (the "COMPANY"), LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("LLCP"), and STANLEY P. DESJARDINS ("DESJARDINS"), DONALD W. TOWNSEND ("Townsend"), JAMES A. SAUNDERS ("SAUNDERS") and BRADLEY P. FORST ("FORST" and, together with Desjardins, Townsend and Saunders, the "PRINCIPAL SHAREHOLDERS").

                                 R E C I T A L S

         A. The parties have entered into the Investor Rights Agreement dated as of December 31, 1999 (the "INVESTOR RIGHTS AGREEMENT"), pursuant to which, among other things, the Company and the Principal Shareholders granted certain investment monitoring, voting and other rights to the Purchaser as more fully set forth therein. Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the meanings set forth in the Investor Rights Agreement.

         B. The parties wish to amend clause (b) of Section 6.11 (Principal Shareholders) of the Investor Rights Agreement to identify and clarify the provisions in the Investor Rights Agreement to which the Principal Shareholders have agreed to be bound in their personal capacities.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. AMENDMENT OF SECTION 6.11(b). Clause (b) (Capacities) of Section 6.11(Principal Shareholders) of the Investor Rights Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                      "(b) CAPACITIES. Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge that the Principal Shareholders have signed this Agreement in their individual capacities, and not as representatives of the Company, for the purposes of SECTION 1.1,
     SECTION 1.4 (to the


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     extent that such Section relates to the obligations of the Principal
     Shareholders under SECTION 1.1), SECTION 3 and SECTION 6, for the purposes of making the representations and warranties set forth in SECTION 6.11(a), and no Principal Shareholder shall have any personal liability under any other provisions contained herein."

         2. INCORPORATION OF SECTION 6 (MISCELLANEOUS). The provisions in Sections 6 (Miscellaneous) of the Investor Rights Agreement are hereby incorporated herein by this reference, to the extent applicable.

         3. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         4. FULL FORCE AND EFFECT. This Amendment amends the Investor Rights Agreement on and as of December 31, 1999, and the Investor Rights Agreement shall remain in full force and effect as amended hereby. The Investor Rights Agreement, as amended hereby, is hereby ratified and affirmed by the parties in all respects.


         IN WITNESS WHEREOF, the parties have executed this Amendment, or have caused this Amendment to be executed and delivered by their duly authorized representatives, as of the date first written above.

                               COMPANY

                               SIMULA, INC., an Arizona corporation


                               By:
                                   -----------------------------------
                                    James C. Dodd
                                    Executive Vice President and Chief
                                    Financial Officer


                                By:
                                   -----------------------------------
                                    Nora T. Harden
                                    Assistant Secretary


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

              LLCP
              ----

              LEVINE LEICHTMAN CAPITAL PARTNERS II,
              L.P., a California limited partnership

              By: LLCP California Equity Partners II, L.P., a California limited partnership, its General Partner

                       By: Levine Leichtman Capital Partners, Inc., a California corporation, its General Partner


                                By:
                                   --------------------------------------
                                         Arthur E. Levine
                                         President


              PRINCIPAL SHAREHOLDERS


              ------------------------------
              Stanley P. Desjardins



              ------------------------------
              Donald W. Townsend



              ------------------------------
              James A. Saunders



              ------------------------------
              Bradley P. Forst


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